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                                                               Exhibit 23.1

                       [Letterhead of Arthur Anderson LLP]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants we hereby consent to the incorporation in the Form 8-K of our report dated February 12, 1998. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.



/s/ ARTHUR ANDERSEN LLP
-------------------------
Arthur Andersen LLP
New York, New York
February 13, 1998